UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2011

Web.com Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware	000-51595	94-3327894
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12808 Gran Bay Parkway West, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Purchase Agreement

On August 3, 2011, Web.com Group, Inc. (“Web.com”) executed a Purchase Agreement (the “Agreement”) with GA-Net Sol Parent LLC, a Delaware corporation (“Network Solutions”) and Net Sol Holdings LLC (the “Seller”) pursuant to which Web.com will acquire Network Solutions (the “Acquisition”) for $405 million in cash, the private placement of 18 million shares of Web.com common stock (the “Shares”) to the Seller, and the assumption of certain liabilities of the Seller.  The number of Shares issued in the Acquisition may be reduced at the election of Web.com by the payment of additional cash through sources other than debt.   The consummation of the Acquisition is subject to standard closing conditions, including obtaining certain approvals by Web.com’s stockholders and receiving U.S. antitrust clearance.  In addition, as part of the agreement, Anton Levy, a Managing Director of global growth equity firm General Atlantic (the principal stakeholder in Net Sol Holdings LLC), will join the Web.com board of directors.

Pursuant to the Agreement, Web.com and its affiliates will be indemnified and held harmless by the Seller against losses arising out of or resulting from certain tax matters for a period of 15 months after the closing of the Acquisition (the “Tax Indemnity Period”).  During the Tax Indemnity Period, the Seller is obligated to retain 3,310,000 Shares it receives upon the consummation of the Acquisition provided that if the Seller elects to sell any of the 3,310,000 Shares, the Seller is obligated to retain or, at Web.com’s request, place into an escrow, the greater of the proceeds from the sale or $11.47 multiplied by the number of Shares sold, in each case for the duration of the Tax Indemnity Period.  The retained Shares, or cash from the proceeds from the sale of those Shares, shall be used to settle tax indemnification claims made pursuant to the Agreement.  Except as to certain tax matters or in the event of fraud, Web.com will not have recourse against the Seller for breaches of representations or warranties under the Agreement, and the recourse for the tax matters is limited to the retained Shares (or cash from the proceeds from the sale thereof).

The board of directors of Web.com has approved the Acquisition and a recommendation to its stockholders to approve the issuance of the Shares (the “Recommendation”).

The Agreement may be terminated if the closing of the Acquisition does not occur by December 22, 2011, subject to certain conditions and subject to extension to February 3, 2012, under certain circumstances. Web.com or Network Solutions may terminate the Agreement if certain closing conditions are not satisfied, and such condition is not cured, or is incapable of being cured within 30 days after receipt of written notice by the other party specifying such breach or failure. The Agreement may also be terminated in the event that a governmental order by certain governmental authorities prohibits the transactions contemplated by the Agreement or by the written consent of both Web.com and Network Solutions.  Additionally, Web.com is obligated to pay a $37.5 million termination fee to Network Solutions if the Agreement is terminated under specified circumstances, including, among others, a termination following a change in the Recommendation by the Board of Directors of Web.com, or the failure of Web.com’s stockholders to approve the issuance of the Shares under certain specified circumstances.

Debt Commitment Letter

In connection with the Acquisition, Web.com has entered into a debt commitment letter (the “Debt Commitment Letter”) pursuant to which JPMorgan Chase Bank, N.A., Deutsche Bank Trust Company Americas, Goldman Sachs Lending Partners LLC and SunTrust Bank have, among other things, agreed to structure, arrange and syndicate first lien credit facilities and a second lien credit facility for Web.com in an aggregate principal amount of $800 million (collectively, the “Debt Financing”). The funding of the Debt Financing is contingent on the closing of the Acquisition and certain other conditions set forth in the Debt Commitment Letter.  The funding of the Debt Financing is not a condition to the obligations of Web.com under the terms of the Purchase Agreement, but Web.com’s obligations are conditioned upon certain other events related to the Debt Commitment Letter.  Under the Debt Commitment Letter, Web.com has agreed to indemnify the lenders for if certain losses are incurred by the lenders in connection therewith.

Additional Information about the Proposed Acquisition and Where You Can Find It

Web.com plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) relating to a solicitation of proxies from its stockholders in connection with a special meeting of stockholders of Web.com to be held for the purpose of voting on the issuance of the Shares.  BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE ISSUANCE OF THE SHARES CONTEMPLATED BY THE PROPOSED ACQUISITION, SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The proxy statement and other relevant materials, and any other documents filed by Web.com with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Web.com may obtain free copies of the documents filed with the SEC by contacting Web.com’s Investor Relations department at (904) 680-6600, or Investor Relations, Web.com Group, Inc., 12808 Gran Bay Parkway West, Jacksonville, Florida 32258.  You may also read and copy any reports, statements and other information filed by Web.com with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Web.com and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Web.com in favor of the proposed transaction. A list of the names of Web.com’s executive officers and directors, and a description of their respective interests in Web.com, are set forth in the proxy statement for Web.com’s 2011 Annual Meeting of Stockholders, which was filed with the SEC on March 25, 2011, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended.

If and to the extent that executive officers or directors of Web.com will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this filing, the details of such benefits will be described in the proxy statement and security holders may obtain additional information regarding the interests of Web.com’s executive officers and directors in the proposed transaction by reading the proxy statement when it becomes available.

Forward-Looking Statements

This Current Report on Form 8-K and the materials incorporated by reference herein include certain "forward-looking statements" including, without limitation, statements regarding the proposed acquisition of Network Solutions and the combined company's forecasted financial results, anticipated reach, capabilities and opportunities for the combined company, expected benefits to merchants and other customers, market opportunities, and expected customer base, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts.  These statements are sometimes identified by words and phrases such as "will," "may," "to be,” or words or phrases of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com's actual results could differ materially from those anticipated in these forward-looking statements.  These statements are based on Web.com's current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, whether the proposed acquisition is ultimately consummated, the ability to integrate Web.com and Network Solutions' businesses, disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks related to the successful offering of the combined company's products and services; the risk that the anticipated benefits of the acquisition may not be realized; and other risks that may impact Web.com's and Network Solutions' businesses.  Other risk factors are set forth under the caption, "Risk Factors," in Web.com's Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, as filed with the SEC, which is available on a website maintained by the SEC at www.sec.gov.  Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release dated August 3, 2011 issued by Web.com Group, Inc. *
______________

* Previously filed with the Form 8-K filed on August 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Web.com Group, Inc.
(Registrant)

Date: August 5, 2011
/s/ Matthew P. McClure
Matthew P. McClure, Secretary

Index of Exhibits

Exhibit No.	Description
99.1	Press Release dated August 3, 2011 issued by Web.com Group, Inc. *
______________

* Previously filed with the Form 8-K filed on August 3, 2011.